Exhibit 1.01

ROPER TECHNOLOGIES, INC.

Conflict Minerals Report

For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”).

Our Business

Roper Technologies, Inc. (“Roper,” the “Company,” “we,” “our” or “us”) is a diversified technology company. We operate businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets; including healthcare, transportation, commercial construction, food, energy, water, education and academic research.

Our Business Segments and Products

Following is a description of our business segments and products which we manufacture or contract to manufacture which may contain necessary conflict minerals.

Medical and Scientific Imaging

Our Medical & Scientific Imaging segment offers products and software in medical applications, and high performance digital imaging products.

Medical Products and Software - We provide diagnostic and laboratory software solutions to healthcare providers and services and technologies to support the diverse and complex needs of alternate site health care providers who deliver services outside of an acute care hospital setting. We also manufacture and sell patient positioning devices and related software for use in radiation oncology, 3-D measurement technology in computer-assisted surgery and supply diagnostic and therapeutic disposable products used in ultrasound imaging for minimally invasive medical procedures. We design and manufacture a non-invasive instrument for portable ultrasound bladder volume measurement and a video laryngoscope designed to enable rapid intubation even in the most difficult settings. In addition, we provide a cloud-based financial analytics and performance software platform to healthcare providers.

Digital Imaging Products and Software - We manufacture and sell extremely sensitive, high-performance electron filters, charged couple device and complementary metal oxide semiconductor cameras, detectors and related software for a variety of scientific and industrial uses, which require high resolution and/or high speed digital video, including electron microscopy and spectroscopy applications. We sell these products for use within academic, government research, semiconductor, security and other end-user markets such as biological and material science. They are frequently incorporated into products by original equipment manufacturers (“OEM”).

RF Technology

Our RF Technology segment provides radio frequency identification (“RFID”) communication technology and software solutions that are used primarily in toll and traffic systems, security and access control, campus card systems, card readers, software-as-a-service in the freight matching, commercial construction and food industries, comprehensive application management software for legal and construction firms and metering and remote monitoring applications.

Toll and Traffic Systems - We manufacture and sell toll tags and monitoring systems as well as provide transaction and violation processing services for toll and traffic systems to both governmental and private sector entities. In addition, we provide intelligent traffic systems that assist customers in improving traffic flow and infrastructure utilization.

Card Systems/Integrated Security Solutions - We provide card systems and integrated security solutions primarily to education and health care markets. We also provide an integrated nutrition management solution used by food service customers.

RFID Card Readers - We design, develop and manufacture RFID card readers that support most smart cards worldwide. The readers are used in numerous applications and OEM solutions including: attendance management, multi-function printers, mobile, physical access, manufacturing, dispensing, kiosks, point-of-sale and computer logon.

Software-as-a-Service - We maintain electronic marketplaces that connect 1) available capacity of trucking units with the available loads of freight to be moved from location to location throughout North America, 2) food suppliers, distributors and vendors, primarily in the perishable food sector and 3) construction industry professionals.

Comprehensive Application Management Software - We provide 1) enterprise software and information solutions for government contractors, professional services firms and other project-based businesses, 2) comprehensive management software solutions for law and other professional services firms, including business development, calendar/docket matter management, time and billing and case management and 3) construction project management solutions for construction firms which encompass the end-to-end construction process.

Metering and Remote Monitoring - We manufacture and sell meter reading, data logging and pressure control products for use primarily in water and gas applications. We also provide network monitoring, leakage reduction and pressure control services in water and gas distribution networks.

Industrial Technology

Our Industrial Technology segment produces fluid handling pumps, materials analysis equipment and consumables, leak testing equipment, flow measurement and metering equipment and water meter and automatic meter reading (“AMR”) products and systems.

Fluid Handling Pumps - We manufacture and sell a wide variety of pumps. These pumps vary significantly in complexity and in pumping method employed, which allows for the movement and application of a diverse range of low and high viscosity liquids, high solids content slurries and chemicals. Our pumps are used in end markets such as oil and gas, agricultural, water and wastewater, chemical and general industrial.

Materials Analysis Equipment and Consumables - We manufacture and sell equipment and supply consumables necessary to prepare material samples for testing and analysis. These products are used mostly within the material science, steel, automotive, electronics, mining and research end-user markets.

Water Meter and AMR Products and Systems - We manufacture and distribute water meter products serving the residential, commercial and industrial water management markets, and several lines of automatic meter reading products and systems serving these markets.

Energy Systems & Controls

Our Energy Systems & Controls segment principally produces control systems, fluid properties testing equipment, industrial valves and controls, vibration sensors and controls and non-destructive inspection and measurement products and solutions.

Control Systems - We manufacture control systems and provide related engineering and commissioning services for turbomachinery applications, primarily in energy markets.

Fluid Properties Testing Equipment - We manufacture and sell test equipment to determine physical and elemental properties, such as sulfur and nitrogen content, flash point, viscosity, freeze point and distillation range of liquids and gases primarily for the petroleum industry.

Sensors, Controls and Valves - We manufacture sensors and control equipment including pressure sensors, temperature sensors, measurement instruments and control software for global rubber, plastics and process industries. We also manufacture and distribute valves, sensors, switches and control products used on engines, compressors, turbines and other powered equipment for the oil and gas, pipeline, power generation, marine engine and general industrial markets. Many of these products are designed for use in hazardous environments.

Non-destructive Inspection and Measurement Instrumentation - We manufacture non-destructive inspection and measurement solutions including measurement probes, robotics, vibration sensors, switches and transmitters. These solutions are applied principally in nuclear energy markets. Many of these products are designed for use in hazardous environments.

Reasonable Country of Origin Inquiry (“RCOI”)

RCOI Design and Implementation

Our RCOI has been designed in accordance with the SEC Rule to conform, in all material respects, with the applicable portions of the internationally recognized Organisation for Economic Co-operation and Development publication OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris (“OECD Guidance”) and the supplements on tin, tantalum, tungsten and gold. The portions of the OECD Guidance applicable to downstream companies and the RCOI implementation follow:

OECD STEP 1 – ESTABLISH STRONG COMPANY MANAGEMENT SYSTEMS

Conflict Minerals Policy – Roper’s Conflict Minerals policy, available on our website at http://www.ropertech.com/conflict-minerals, is communicated internally to our businesses and externally to our affected direct suppliers (“Suppliers”) through our annual survey and contract and purchase order terms and conditions.

Background - The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC Rule require publicly-traded companies to disclose whether the products they manufacture contain certain “conflict minerals” –cassiterite (tin), wolframite (tungsten), columbite-tantalite (tantalum), gold, or their derivatives originating in the Democratic Republic of the Congo (“DRC”) or an adjoining country – that have been found to support the civil conflict and human rights violations in the region. If so, a report must be filed specifying those products and the due diligence measures taken to determine their source.

Roper’s Conflict Minerals Policy - We are committed to complying with this legislation and with the SEC Rule. Cooperation from our supply chains is necessary to provide source information, as we do not purchase these minerals directly from mines or smelters and, in many cases, purchase finished goods that are several layers removed from these sources. Accordingly, our suppliers are expected to commit to being or becoming DRC conflict-free and to providing the needed transparency of the supply chain so that components and materials supplied to us are DRC conflict-free. Suppliers are to adopt and implement policies, due diligence frameworks, and management systems, consistent with the OECD Guidance, that are designed to accomplish this goal.

We request that our suppliers utilize the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) and that our suppliers provide the template to their suppliers successively upstream in order to identify the relevant smelters and refiners. The results of this effort are to be compiled and reported to us through this same template and/or a SaaS solution we provide.

Internal Team - Our four business segments are each composed of multiple subsidiaries; therefore, a management position was established to be the single point of contact to oversee the conflict minerals program. This position works with a team of senior staff and has senior management support and visibility by reporting directly to our Chief Compliance Officer. Each affected subsidiary has designated personnel to coordinate with this management position to oversee the execution of the conflict minerals program within their respective business. Our third-party vendor that supports our annual RCOI surveys and our Conflict-Free Sourcing Initiative (“CFSI”) membership are included in our management system.

Controls and Transparency – We engage and request information from our Suppliers regarding their supply chain due diligence practices utilizing the CFSI CMRT and are a member of the CFSI to further support identification and information-sharing of smelters in our supply chain. Documentation is to be maintained for a minimum of five years.

Supplier Engagement – We include contract and purchase order terms and conditions for conflict minerals policy-related expectations and disclosure requirements.

Grievance Mechanism – Roper’s CFSI membership organization includes a Grievance and Complaints Mechanism for risk management and continuous improvement.

OECD STEP 2 – IDENTIFY AND ASSESS RISKS IN THE SUPPLY CHAIN

Identify smelters/refiners - We have established a system of transparency with our Suppliers in order to identify the potential smelters and refiners in our supply chain. Our engagement approach is to survey our Suppliers annually. The survey is based on the CMRT data collection tool, which allows for company level declarations to identify potential smelters or refiners in the supply chain. Smelters and refiners not already audited conflict-free are reported back to the CFSI.

Identify the scope of the risk – Roper utilizes our CFSI member-only RCOI information and responses to the CMRT surveys to determine if any of the identified smelters and refiners are known to source from the Covered Countries.

Assess smelters/refiners due diligence – Assessment and evidence of due diligence practices and capacity building initiatives are performed through our membership of and participation in the CFSI Conflict-Free Smelter Program (“CFSP”) and validation schemes.

Industry-driven programs for spot checks – The CFSP includes audits of smelter’s and refiner’s own facilities.

Due Diligence

Due Diligence Design

Our due diligence measures have been designed in accordance with the SEC Rule to conform, in all material respects, with the applicable portions of the internationally recognized OECD Guidance as follows:

OECD STEP 3 – Design and implement a strategy to respond to identified risks

OECD STEP 4 - Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

OECD STEP 5 - Report annually on supply chain due diligence

Due Diligence Performed

Our due diligence measures performed are described below according to the relative OECD Guidance Steps.

OECD STEP 3 – DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO IDENTIFIED RISKS

Strategy - Each business manages identified risks with their suppliers while continuing trade.

Our Suppliers - Supplier expectations are communicated through the conflict minerals related purchasing terms and conditions for purchasing orders and contracts, in addition to the annual survey.

Industry-wide Initiatives - We are a member of the CFSI participating in the CFSP and related Due Diligence Practices Team regarding identification of risks regarding smelters or refiners and their upstream mines or location of origin risks along with recommended strategies for mitigation and response. This includes offered training, educational resources and FAQs through our annual outreach and survey containing our Conflict Minerals Policy along with training and capacity building resources of the CFSI, OECD Guidance, and EICC Extractives and Conflict Minerals Resources.

OECD STEP 4 – CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SMELTER/REFINER’S DUE DILIGENCE PRACTICES

As outlined in the OECD Guidance, the internationally recognized standard on which our company’s system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the CFSI. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI, using the RCOI report for members.

OECD STEP 5: REPORT ANNUALLY ON SUPPLY CHAIN DUE DILIGENCE

Our public reporting includes our policy and program information regarding management systems, RCOI, identification of possible processing facilities (smelters and refiners) and due diligence performed as made available on our website and in our filing with the Securities and Exchange Commission (“SEC”).

An independent private sector audit of our Conflict Minerals Report is not required.

Due Diligence Results

Processing Facilities

Responses to our annual survey identified 299 smelter and refiner processing facilities confirmed as being legitimate by the CFSI that may potentially be in our supply chain. The following is a summary of the 2016 reporting year due diligence results and information from the CFSP member login database as compared to the two previous reporting years:

Reporting Year	2014	2015	2016
Smelters/Refiners Identified:	266	291	299

Audited Conflict-Free:	166	214	246
Active/Participating:*	36	34	11
Not Audited or Participating:	64	43	42

*	Active/Participating means the smelter or refiner has committed to undergo a CFSP audit or is participating in one of the cross-recognized certification programs: London Bullion Market Association (“LBMA”) Responsible Gold Certification or Responsible Jewelry Council (“RJC”) Program Chain-of-Custody Certification.

A list of smelter and refiner processing facilities identified in the RCOI is listed in Annex I of this Conflict Minerals Report.

Countries of Origin

The country of origin information is based on the CFSP member-only RCOI audit information dated May 12, 2017. A breakdown of the audited smelters and refiners reported to us against the sourcing of all known CFSI audited conflict-free smelters and refiners is provided below (69 are not disclosed per the LBMA or RJC):

	Gold	Tantalum	Tin	Tungsten
Covered Counties	0	31	5	5
Group Two	1	10	0	0
Group Three	10	41	65	38

Group One, Covered Countries:

•	Tantalum: DRC, Burundi, Rwanda

•	Tin: DRC, Burundi, Rwanda, Uganda

•	Tungsten: DRC, Burundi, Rwanda

Group Two:

•	Gold: South Africa

•	Tantalum: Mozambique

Group Three:

•	Gold: Benin, Bolivia (Plurinational State of), Burkina Faso, Canada, Chile, Colombia, Ecuador, Eritrea, Ghana, Guatemala, Guinea, Guyana, Honduras, Mali, Nicaragua, Panama, Peru, Russian Federation, Senegal, Togo, United States of America

•	Tantalum: Australia, Bolivia (Plurinational State of), Brazil, China, Ethiopia, France, Guinea, Guyana, India, Madagascar, Malaysia, Namibia, Nigeria, Russian Federation, Sierra Leone, Thailand, United States of America, Zimbabwe

•	Tin: Argentina, Australia, Bolivia (Plurinational State of), Brazil, China, Colombia, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Thailand, Viet Nam

•	Tungsten: Australia, Austria, Bolivia (Plurinational State of), Brazil, Cambodia, Canada, China, Colombia, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Spain, United Kingdom, United States of America, Uzbekistan, Viet Nam

Conclusion

On the basis of our due diligence for the remaining smelters and refiners, we found with respect to each of our products identified above, the information we gathered failed to provide clarity with respect to the origin and chain of custody of the conflict materials contained in the product, nor did the data reveal whether or not the conflict minerals contained in the product directly or indirectly financed conflict in the Covered Countries.

Steps to Improve Risk Mitigation

Since the period covered by this Report, we will continue to mitigate risk and enforce our overall due diligence as follows:

•	Communicate our Conflict Minerals Policy and related supplier expectations to affected direct suppliers;

•	Perform annual inquiries of affected suppliers per the CFSI’s CMRT;

•	Provide training and educational resource links to our suppliers through the annual survey process; and

•	Engage in the CFSI CFSP industry initiative to support conflict-free supply chains.

Information About Forward-Looking Statements

This Conflict Minerals Report and related Form SD include and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.

We believe these forward-looking statements are reasonable. However, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

Annex I

ROPER TECHNOLOGIES, INC.

Conflict Minerals Report – Annex I

For The Year Ended December 31, 2016

Mineral	Processing Facility	Facility Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Annex I

Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Annex I

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL

Annex I

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Annex I

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Annex I

Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA